UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 30, 2013

Calibrus, Inc.
(Exact name of registrant as specified in its charter)

Nevada State or other jurisdiction of incorporation)	000-53548 (Commission File Number)	86-0970023 (IRS Employer Identification No.)

              1225 W. Washington Street, Suite 213, Tempe AZ  85281
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:    (602) 778-7516

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filed, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

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Item 1.01  Entry into a Material Definitive Agreement

See Item 2.01 below.

Item 2.01  Completion of Disposition of Assets.

On June 30, 2013, Calibrus, Inc., a Nevada corporation (the “Registrant”) entered into an asset purchase agreement and closed the transaction contemplated by that agreement.  Pursuant to the agreement, the Registrant sold all assets related to its call center services business which provides third party verifications to other businesses.  The assets were purchased by Calibrus Call Center Services, LLC, an Arizona limited liability company (the “Purchaser”).  There is no material relationship between the Purchaser and the Registrant or any of the Registrant’s affiliates, or any director or officer of the Registrant or any associate of any such director of officer.  Consideration for the assets was cash in the amount of $1,200,000 of which $1,000,000 was due immediately and of which $200,000 is due in 12 months subject to certain adjustments.

Item 9.1  Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement	Filed herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  July 8,2013
Calibrus, Inc.
a Nevada corporation

/s/ Jeff Holmes
Name: Jeff Holmes
Title: Chief Executive Officer and Chairman of the Board of Directors